AMENDED SHARE CANCELLATION/EXCHANGE/RETURN TO TREASURY AGREEMENT

THIS AMENDED SHARE CANCELLATION / EXCHANGE/ RETURN TO TREASURE AGREEMENT (the "Agreement"), is entered into this 10th day of April, 2014, by and between mCig, Inc., a Nevada corporation with an office located at 800 Bellevue Way NE, Suite 400, Bellevue, WA 98004 (the "Company") and Paul Rosenberg (the "Shareholder" and together with the Company the "Parties") with an effective date of April 10, 2014 ("Effective Date").

RECITALS

A. mCig, Inc. and Paul Rosenberg entered into a Share Cancellation/ Exchange/ Return to Treasure Agreement on September 14, 2013;

B. mCig, Inc. and Paul Rosenberg desire to amend certain terms of the Agreement, effective April 10, 2014.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby entered into this Amended Share Cancellation/ Exchange/ Return to Treasure Agreement, effective April 10, 2014. Under the amended terms of the Agreement the Preferred Shares are conevrible and can be exchanged at anytime or time from time for a stated number of shares of the company's Common Stock.

AMENDED AGREEMENT

A. The Shareholder is the holder of 250,000,000 shares of the Company’s common stock and wishes to cancel 230,000,000 of such shares (the “Shareholder Shares”) in exchange for 23,000,000 preferred shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”);

B. The Shareholder agrees to the cancellation of the Shareholder Shares to seek the benefits of the designation and ranking of the Series A Preferred Stock; and

C. Each of the Company and the Shareholder deem it to be in their respective best interests to immediately cancel the Shareholder Shares and issue the Series A Preferred Stock.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

1.	CANCELLATION OF THE SHAREHOLDER SHARES

1.1.	The Shareholder Shares shall be cancelled effective on the date of this Agreement.

2.	ISSUANCE OF THE SERIES A PREFERRED STOCK

2.1.	The Series A Preferred Stock shall be issued and effective on the date of this Agreement, upon consent resolution from the Board of Directors of the Company.

3.	RELEASE

3.1.

The Shareholder, together with his affiliates, shareholders, heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which the Shareholder ever had, now or may have howsoever arising out of the original grant and this cancellation of the Shareholder Shares.

4.	COUNTERPARTS

4.1.	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.	ELECTRONIC MEANS

5.1.

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

6.	FURTHER ASSURANCES

6.1.

As and so often as may be required, the parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

7. CONVERTIBLE

7.1.

The Series A Preferred Stock are convertible, at any time and from time to time, all or any part of the Preferred Shares held by the Shareholder, and can be exchanged for a stated number of the company's Common Stock Shares.

8.	PROPER LAW

8.1.	This Agreement will be governed by and construed in accordance with the law of the State of Nevada.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

mCig, Inc.

/s/ Paul Rosenberg
Authorized Signatory

/s/ Paul Rosenberg
Paul Rosenberg